Exhibit 23












               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 22, 2003 accompanying the consolidated financial statements included in the 2002 Annual Report of Republic First Bancorp, Inc. and Subsidiaries on Form10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of Republic First Bancorp, Inc. on Form S-8 (File No. 333-602265, effective March 26, 2001).


/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
March 13, 2003